Exhibit 10.E

FUTURELAND CORP.

2016 EXECUTIVE, CONSULTANT AND EMPLOYEE’S STOCK COMPENSATION PLAN

August 15, 2016

1. Purposes of the Plan. The purposes of this Stock Compensation Plan are:

             • to attract and retain the best available personnel for positions of substantial responsibility,

             • to provide additional incentive to Employees and Consultants, including board members,

    and providing services to the Company and/or any of its subsidiaries.

             • to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

                (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                (b) “Applicable Laws” means the requirements relating to the administration of the stock compensation plan under U.S. state corporate laws, U.S. Federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where shares are, or will be, granted under the Plan.

                (c) “Board” means the Board of Directors of the Company.

                (d) “Code” means the Internal Revenue Code of 1986, as amended.

                (e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                (f) “Common Stock” means the Common Stock of the Company.

                (g) “Company” means FutureLand Corp.

                (h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiaries to render services to such entity.

                (i) “Director” means a member of the Board.

                (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Executive” means any individual, including Officers, employed by the Company or any Parent or Subsidiaries of the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual (i) is on any bona fide leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiaries, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

                (l) “Employee” means any individual, including Officers, employed by the Company or any Parent or Subsidiaries of the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual (i) is on any bona fide leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiaries, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

                (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                (n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such  stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                (o) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual grant. The Notice of Grant is part of the Common Stock Agreement.

                (p) “Officer” means a person who is an officer of the Company within the meaning of Nasdaq guidelines, including all employees with the corporate rank of vice-president or higher, and employees with lesser rank but comparable authority.

                (q) “Common Stock Agreement” means an agreement between the Company and a Grantee evidencing the terms and conditions of an individual Common Stock grant. The Stock Grant agreement is subject to the terms and conditions of the Plan.

                (r) “Grantee” means the holder of an outstanding Common Stock granted under the Plan.

                (s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (t) “Plan” means this 2016 Executive, Consultants and Employee Stock Compensation Plan.

                (u) “Service Provider” means an Executive, Employee, Consultant or Director.

                (v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                (w) “Subsidiaries” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

           3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares, which may be available for grants under the Plan, is fifty million (50,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

           4. Administration of the Plan.

                (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

                (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i) to determine the Fair Market Value of the Common Stock;

                     (ii) to select the Service Providers to whom Common Stock may be granted hereunder;

                     (iii) to determine whether and to what extent Common Stock are granted hereunder;

                     (iv) to approve forms of agreement for use under the Plan;

                     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the time or times when Common Stock are granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                     (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                     (ix) to modify or amend each grant (subject to Section 14(b) of the Plan);

                     (x) to authorize any person to execute on behalf of the Company any instrument required to effect the Common Stock grant previously granted by the Administrator;

                     (xi) to determine the terms and restrictions applicable to the grant;

                     (xii) to allow Grantee to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued having a Fair Market Value equal to the amount required to be withheld (but not more than the amount required to be withheld). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Grantee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

                (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Options.

FutureLand Corp. is required to withhold any federal and state income taxes and employee participant’s social security and Medicare contributions from compensation. Normally, there is no income tax, social security or Medicare withholding requirement for independent consultants, including board members. The Company is to provide the employee-participant with the number of shares an employee-participant is eligible to purchase on any compensation payment date. The employee shall be solely responsible for payment of applicable federal and state taxes computed on income and social security and Medicare contributions. The Company is to provide the employee-participant with a computation of federal and state taxes, and social security and Medicare contributions on all shares eligible to purchase by the employee-participant on any compensation date.  It is the employee-participant’s responsibility to reimburse the Company for any federal and state tax withholding no later than the due date for the payment of withholding taxes by the Company. Any gain or loss on the sale of the common stock, as compared to the tax basis, will be short or long term capital gain, as appropriate. The employee’s tax basis for the common stock will be the greater of the market value of the shares on the date of issue or the value pursuant to the Employment Agreement

5. Eligibility. Stock Grants may be granted to Service Providers, Officers and employees.

           6. Limitation. Neither the Plan nor any Option shall confer upon a Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

           7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

           8. Term of Option. The term of each Option shall be stated in the Option Agreement.

           9. Option Exercise Price and Consideration.

                (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

                (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

                (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                     (i) cash;

                     (ii) check;

                     (iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Grantee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                     (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                     (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                     (vi) any combination of the foregoing methods of payment.

           10. Exercise of Option.

                (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives:

 (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and

(ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) Termination of Relationship as a Service Provider. If an Grantee ceases to be a Service Provider, other than upon the Grantee’s death or Disability, the Grantee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one (1) month following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (c) Disability of Grantee. If an Grantee ceases to be a Service Provider as a result of the Grantee’s Disability, the Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Grantee’s termination. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (d) Death of Grantee. If an Grantee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Grantee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Grantee’s death. If, at the time of death, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Grantee’s estate or, if none, by the person(s) entitled to exercise the Option under the Grantee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

           11. Assignability. A Common Stock Grant may not be assigned without the approval of the administrator.

           12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which have yet been granted, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Plan.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiaries of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Grantee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator  may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

           13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.

           14. Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to grants under the Plan prior to the date of such termination.

           15. Conditions Upon Issuance of Shares.  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the   issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            18.  Notice of Grant of Stock Options and Option Agreement

Company:	FutureLand Corp.

Grantee:	Name: ________________________________
Address: ______________________________

      Effective _/_/16, you have been granted a(n) Non-Qualified Stock Option to buy _______shares of FutureLand Corp. (the Company) stock at $0 per share.

      The total option price of the shares granted is $0. Shares in each period will become fully vested on the date shown.

Shares vest fully on _/_/2016.

      By your signature and the Company’s signature below, you and the Company agree that these Common Stock shares were granted under and governed by the terms and conditions of the Company’s 2016 Executive, Consultant, and Employees Stock Compensation Plan and the Common Stock Agreement, all of which are attached and made a part of this document.

FutureLand Corp.

_______________________________

Date

[GRANTEE]

____________________________

Date

FUTURELAND CORP.

2016 EXECUTIVE, CONSULTING AND EMPLOYEE STOCK COMPENSATION PLAN

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

      You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as indicated on this “Notice of Grant of Stock Options and Option Agreement.”

      Vesting Schedule: Subject to the Grantee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the provisions indicated on the attached “Notice of Grant of Stock Options and Option Agreement,” subject to Grantee remaining a Service Provider on such vesting dates.

      Termination Period: This Option may be exercised for three months after Grantee ceases to be a Service Provider. Upon the death or Disability of the Grantee, this Option may be exercised for twelve months following Grantee’s termination as a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided on the attached “Notice of Grant of Stock Options and Option Agreement.”

      II. AGREEMENT

      1. Grant of Option. The Plan Administrator of the Company hereby grants to the Grantee named in the Notice of Grant attached as Part I of this Agreement (the “Grantee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), for the exercise period,   subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

      2. Exercise of Option:

           (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

           (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Grantee and delivered to the Stock Option Administrator. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

           No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Grantee on the date the Option is exercised       with respect to such Exercised Shares.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee:

             (a) cash;

             (b) check;

             (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

             (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Grantee for more than six (6) months of the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

      4. Transferability of Option. This Option may be transferred only by consent of the Grantor in writing, and in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by the Grantee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

      5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

           (a) Exercising the Option. The Grantee may incur regular federal income tax liability upon exercise of an NSO. The Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Grantee is an Employee of a former Employee, the Company will be required to withhold from his or her compensation or collect from Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

           (b) Disposition of Shares. If the Grantee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      7. Entire Agreement: Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirely all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado.

      8. NO GUARENTEE OF CONTINUED SERVICE: GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS COMTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

           By your signature and the signature of the Company’s representative on the attached “Notice of Grant of Stock Options and Option Agreement” of this Option Agreement, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated on the attached “Notice of Grant of Stock Options and

Option Agreement.”